Exhibit 23.1




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



   As independent public accountants, we hereby consent to the incorporation of our report dated February 7, 1997, included in the Carrington Laboratories, Inc., Form 10-K for the year ended December 31, 1996, into the Company's previously filed Registration Statements on Form S-8 (File No. 33-64403 and File No.33-64405). It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 1996, or perform any audit procedures subsequent to the date of our report.


   Arthur Anderson LLP
   Dallas, Texas
   March 25, 1997
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